SUB-ITEM 77H

As of May 31, 2012, the following entities own 25% or more of the voting securities of MFS Absolute Return Fund:

---------------------------------------------
|PERSON/ENTITY                   |PERCENTAGE|
---------------------------------------------
|MFS CONSERVATIVE ALLOCATION FUND|31.80%    |
---------------------------------------------
|MFS MODERATE ALLOCATION FUND    |30.49%    |
---------------------------------------------
|MFS GROWTH ALLOCATION FUND      |26.15%    |
---------------------------------------------